UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2015

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 7, 2015, Sunshine Bancorp, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting that on June 30, 2015, the Company closed its acquisition of Community Southern Holdings, Inc. ("CS Holdings"). This Form 8-K/A amends the Original Form 8-K to include the disclosure of the appointment of Kenneth H. Compton to the Boards of Directors of the Company and Sunshine Bank (the “Bank”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, in connection with the completion of the acquisition of CS Holdings by the Company, Kenneth H. Compton began his service as a director of the Company and the Bank. His appointment to the Boards of Directors of the Company and the Bank was made pursuant to the Agreement and Plan of Merger by and among the Company, CS Holdings and Sunshine Interim Corp., dated February 4, 2015. Mr. Compton was a director of CS Holdings and Community Southern Bank since 2013. The Company’s Board of Directors has not yet determined which committees Mr. Compton will serve on as a member. Mr. Compton is the co-founder and managing partner of Compton, Kane & Associates, a private wealth consulting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE: July 15, 2015	By:	/s/ Vickie J. Houllis Vickie J. Houllis, Senior Vice President and Chief Financial Officer